Exhibit 99.1

CONTACT:

Teri Klein

Vice President, Investor Relations

408.617.8825

teri.klein@palm.com

Palm Reports Q3 FY09 Results

SUNNYVALE, Calif., March 19, 2009 — Palm, Inc. (NASDAQ: PALM) today reported that total revenue in the third quarter of fiscal year 2009, ended Feb. 27, 2009, was $90.6 million. Smartphone sell-through for the quarter was 482,000 units, down 42 percent year over year. Smartphone revenue was $77.5 million, down 72 percent from the year-ago period.

“We’re proceeding through a challenging transitional period, however our current results shouldn’t overshadow the tremendous progress we’ve made against our strategic goals. We’re poised to usher in a new era at Palm,” said Ed Colligan, Palm president and chief executive officer.

Net loss applicable to common shareholders for the third quarter of fiscal year 2009 was $(98.0) million, or $(0.89) per diluted common share. Net loss applicable to common shareholders included stock-based compensation of $5.3 million, amortization of intangible assets of $0.9 million, restructuring charges of $5.7 million, a casualty loss of $5.0 million, an impairment of non-current auction rate securities of $4.0 million, a gain on a series C derivative of $20.6 million and accretion of series B and series C preferred stocks of $3.0 million. This compares to a net loss applicable to common shareholders for the third quarter of fiscal year 2008 of $(57.0) million or $(0.53) per diluted common share, which included stock-based compensation of $6.2 million, amortization of intangible assets of $1.0 million, restructuring charges of $12.3 million, an impairment of non-current auction rate securities of $25.5 million and accretion of series B preferred stock of $2.4 million.

Net loss for the third quarter of fiscal year 2009, measured on a non-GAAP(1) basis, totaled $(94.7) million, or $(0.86) per diluted share, excluding stock-based compensation, amortization of intangible assets, restructuring charges, a casualty loss, an impairment of non-current auction rate securities, a gain on a series C derivative and accretion of series B and series C preferred stocks. This compares to a non-GAAP net loss for the third quarter of fiscal year 2008 of $(17.0) million, or $(0.16) per diluted share, which excluded the effects of stock-based compensation, amortization of intangible assets, restructuring charges, an impairment of non-current auction rate securities, accretion of series B preferred stock and an adjustment to the related tax provision.

Earnings before interest, taxes, depreciation and amortization, or EBITDA, for the third quarter of fiscal year 2009 totaled $(81.9) million. EBITDA, adjusted to add back stock-based compensation, net other income (expense), restructuring charges, a casualty loss, an impairment of non-current auction rate securities and a gain on a series C derivative, or Adjusted EBITDA, totaled $(78.6) million.

Cash used in operations for the third quarter of fiscal year 2009 was $(92.1) million. The company’s cash, cash equivalents and short-term investments balance was $219.4 million at the end of the third quarter of fiscal year 2009.

Palm recently announced the closing of a public offering of common stock and the associated exercise of its underwriters’ over-allotment option. In total, approximately 26.6 million shares were sold in the offering, including shares subject to the over-allotment option and approximately 18.5 million common shares underlying 49 percent of the units of series C preferred stock and warrants acquired by Elevation Partners in January 2009, for a public offering price of $6.00 per share. Elevation Partners, which recouped the $49 million it originally paid for its units included in the offering, used those funds to purchase approximately 8.2 million shares of Palm’s common stock in the offering at the public offering price. In total, Palm received estimated net proceeds of approximately $103.6 million after deducting underwriting discounts and commissions, estimated offering expenses and the original purchase price of Elevation Partners’ units.

Separately, Palm indicated that since it expects to periodically provide new software features free of charge to customers of its Palm® webOS™ products, including the recently announced Palm Pre™, it will recognize Palm webOS product revenues and related standard costs of revenues on a subscription basis based on the applicable product’s estimated economic life, which is currently 24 months. The company will be recording deferred revenues and deferred costs of revenues on its balance sheet, and amortizing them into earnings on a straight-line basis over the estimated economic product life. Certain administrative and other related period costs of revenues will be expensed as incurred. This accounting policy will have no impact on cash flows and does not change how Palm accounts for Palm OS® products, like the Centro™, or its Treo™ line. A more detailed discussion of the new accounting treatment can be found on Palm’s Investor Relations website at http://investor.palm.com.

INVESTOR’S NOTE

Palm will host a conference call to review the complete third-quarter fiscal year 2009 financial results beginning at 1:30 p.m. PT / 4:30 p.m. ET. The conference call will be hosted by Ed Colligan, president and chief executive officer, and Doug Jeffries, chief financial officer. Investors and other interested parties are encouraged to listen to the call by logging onto the conference call webcast prior to the start of the conference call at Palm’s Investor Relations website (http://investor.palm.com). Investors wishing to listen to the conference call via telephone may dial 800.901.5247 (domestic) or 617.786.4501 (international). There is no pass code required for the live call. A telephone replay of the conference call will be available through March 30, 2009. The dial-in number for the replay will be 888.286.8010 (domestic) and 617.801.6888 (international). The pass code 15222468 is required for the replay. An archive of the audio webcast of the conference call will be posted on Palm’s Investor Relations website at http://investor.palm.com.

About Palm, Inc.

Palm, Inc. is a leading mobile products company, creating instinctive yet powerful mobile products that enable people to better manage their lives on the go. The company’s products for consumers, mobile professionals and businesses include Palm® Treo™, Pre™ and Centro™ phones, as well as software, services and accessories.

Palm products are sold through select Internet, retail, reseller and wireless operator channels throughout the world, and at Palm online stores (http://www.palm.com/store).

More information about Palm, Inc. is available at http://www.palm.com.

NON-GAAP FINANCIAL MEASURES: Palm utilizes a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing its overall business performance, for making operating decisions and for forecasting and planning future periods. Palm considers the use of non-GAAP financial measures helpful in assessing its current financial performance, ongoing operations and prospects for the future. Ongoing operations are the ongoing revenue and expenses of the business, excluding certain costs that Palm does not anticipate to recur on a quarterly basis. While Palm uses non-GAAP financial measures as a tool to enhance its understanding of certain aspects of its financial performance, Palm does not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial measures. Consistent with this approach, Palm believes that disclosing non-GAAP financial measures to the readers of its financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP financial measures, allows for greater transparency in the review of its financial and operational performance. In assessing the overall health of its business during the third quarters of fiscal years 2009 and 2008, Palm excluded items in the following general categories, each of which are described below:

Acquisition-related Expenses. Palm excluded amortization of intangible assets resulting from acquisitions to allow more transparent comparisons of its financial results to its historical operations, forward-looking guidance and the financial results of peer companies. In recent years, Palm has completed the acquisition of the Palm brand and the acquisition of other assets and technologies, which resulted in operating expenses that would not otherwise have been incurred. Palm believes that providing non-GAAP information for amortization of intangible assets allows the users of its financial statements to review both the GAAP expenses in the period, as well as the non-GAAP expenses, thus providing for enhanced understanding of historic and future financial results. Additionally, had Palm internally developed these intangible assets, the amortization of intangible assets would have been expensed historically, and Palm believes the assessment of its operations excluding these amortization costs is relevant to the assessment of internal operations.

Stock-based Compensation. Palm believes that because of the variety of equity awards used by companies, varying methodologies for determining stock-based compensation and the assumptions and estimates involved in those determinations, the exclusion of non-cash stock-based compensation enhances the ability of management and investors to understand the impact of non-cash stock-based compensation on our operating results. Further, Palm believes that excluding stock-based compensation allows for a more transparent comparison of its financial results to previous periods. Palm prepares and maintains its budgets and forecasts for future periods on a basis consistent with this non-GAAP financial measure.

Income Tax Provision (Benefit). For purposes of calculating its non-GAAP financial measures during fiscal year 2009, Palm excluded the non-cash net impact on the tax provision pertaining to the increase of the valuation allowance for the Company’s U.S. deferred tax assets. The resulting non-GAAP tax provision, net of this increase, represents amounts that Palm believes it will pay for foreign and state taxes. Palm believes this is appropriate because management considers the amount of taxes that will be paid when evaluating Palm’s overall business performance, making operational decisions or forecasting and planning future periods, and does not include the charges of establishing a valuation allowance on its U.S. deferred tax assets in this consideration. Additionally, Palm believes the exclusion of these charges is useful because it allows more transparent comparisons of its financial results to historical operations. For purposes of calculating its non-GAAP financial measures for the three and nine months ended Feb. 28, 2008, Palm assumed a 26 percent annual effective tax rate to provide a more appropriate view of these periods.

Other Expenses. Palm excludes certain other items that are the result of unplanned or infrequent events to measure its operating performance. Included in these items are restructuring charges, a casualty loss, patent acquisition cost (refund), a gain on sale of land, an impairment of non-current auction rate securities, a gain on a series C derivative and accretion of series B and series C convertible preferred stocks, as these amounts relate to items that are unplanned and/or are not expected to recur on a quarterly basis. Therefore, by providing this information, Palm believes its management and the users of its financial statements are better able to understand the financial results of what Palm considers to be its current financial performance, ongoing operations and prospects for the future.

Earnings Before Interest, Taxes, Depreciation and Amortization. EBITDA is defined as earnings before net interest, taxes, depreciation and amortization. Palm considers this measure to be an important indicator of its operational strength to incur and repay indebtedness. Palm excludes net interest and taxes to allow a creditor to assess Palm’s ability to repay different debt instruments. Palm excludes depreciation and amortization because while tangible and intangible assets support Palm’s business, Palm does not believe the related depreciation and amortization costs are directly attributable to Palm’s ability to repay debt. This measure is used by some investors when assessing the performance of the company. In addition, Palm further excludes other non-GAAP items, such as stock-based compensation, restructuring charges, a casualty loss, patent acquisition cost (refund), a gain on sale of land, an impairment of non-current auction rate securities and a gain on a series C derivative listed above, to determine Adjusted EBITDA. Palm believes the assessment of its operations further excluding these items and net other income (expense) is relevant to the assessment of internal operations and comparisons to industry performance.

Each of the non-GAAP financial measures described above, and used in this press release, should not be considered in isolation from, or as a substitute for, a measure of financial performance prepared in accordance with GAAP. Further, investors are cautioned that there are inherent limitations associated with the use of each of these non-GAAP financial measures as an analytical tool. In particular, these non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and many of the adjustments to the GAAP financial measure reflect the exclusion of items that are recurring and will be reflected in the Company’s financial results for the foreseeable future. Palm compensates for these limitations by providing specific information in the reconciliation included in this press release regarding the GAAP amounts excluded from the non-GAAP financial measures. In addition, as noted above, Palm evaluates the non-GAAP financial measures together with the most directly comparable GAAP financial information.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS: This press release contains forward-looking statements within the meaning of the federal securities laws, including, without limitation, statements regarding Palm’s ability to deliver a breakthrough new platform and products, ushering in a new era at Palm, providing new software free of charge and the accounting treatment for recognition of revenues and cost of revenues. These statements are subject to risks and uncertainties that could cause actual results and events to differ materially, including, without limitation, the following: Palm’s ability to launch the Palm Pre and Palm webOS in a timely manner and acceptance of the Palm Pre by wireless carriers and end users; the effect of current recessionary economic and financial market conditions and investment in Palm’s corporate transformation, including the transition to the Palm webOS platform, on Palm’s liquidity and ability to raise additional funding; fluctuations in the demand for Palm’s existing and future products and services and growth in Palm’s industries and markets; Palm’s ability to forecast demand for its products; possible defects in products and technologies developed; Palm’s ability to introduce new products and services successfully and in a cost-effective and timely manner; Palm’s ability to timely and cost-effectively obtain components and elements of its technology from suppliers; Palm’s ability to obtain other key technology from third parties free from errors and defects, integrate it with Palm’s products and meet certification requirements, all on a timely basis; Palm’s ability to compete with existing and new competitors; Palm’s dependence on wireless carriers and ability to meet wireless-carrier certification requirements; Palm’s dependence on a concentrated number of significant customers; and Palm’s ability to adjust to changing market conditions. A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in Palm’s most recent filings with the Securities and Exchange Commission, including Palm’s quarterly report on Form 10-Q for the quarter ended Nov. 28, 2008 and current report on Form 8-K filed on March 9, 2009, under the caption Risk Factors and elsewhere. Palm undertakes no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this press release.

(1) GAAP stands for Generally Accepted Accounting Principles.

Palm, Treo, Centro, Palm Pre, Palm OS and Palm webOS are among the trademarks or registered trademarks owned by or licensed to Palm, Inc. All other brand and product names are or may be trademarks of, and are used to identify products or services of, their respective owners.

Palm, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	Feb. 28, 2009	Feb. 28, 2008	Feb. 28, 2009	Feb. 28, 2008
Revenues	$90,624	$312,144	$649,099	$1,022,536
Cost of revenues (a)	86,414	218,994	509,407	695,197

Gross profit	4,210	93,150	139,692	327,339
Operating expenses:
Sales and marketing (a)	38,059	53,909	140,748	175,570
Research and development (a)	42,786	48,553	139,317	154,739
General and administrative (a)	14,000	14,414	41,539	48,647
Amortization of intangible assets	884	969	2,650	2,892
Restructuring charges (a)	5,692	12,305	13,515	29,054
Casualty loss	4,982	—	4,982	—
Patent acquisition cost (refund)	—	—	(1,537)	5,000
Gain on sale of land	—	—	—	(4,446)

Total operating expenses	106,403	130,150	341,214	411,456

Operating loss	(102,193)	(37,000)	(201,522)	(84,117)
Impairment of non-current auction rate securities	(3,960)	(25,482)	(33,178)	(25,482)
Interest (expense)	(5,941)	(8,832)	(20,521)	(13,022)
Interest income	1,039	3,877	5,111	19,560
Gain on series C derivative	20,573	—	20,573	—
Other income (expense), net	(3,895)	(451)	(4,708)	(896)

Loss before income taxes	(94,377)	(67,888)	(234,245)	(103,957)
Income tax provision (benefit)	646	(13,224)	406,425	(39,604)

Net loss	(95,023)	(54,664)	(640,670)	(64,353)
Accretion of series B and series C redeemable convertible preferred stocks	3,004	2,357	7,829	3,137

Net loss applicable to common shareholders	$(98,027)	$(57,021)	$(648,499)	$(67,490)

Net loss per common share:
Basic and diluted	$(0.89)	$(0.53)	$(5.92)	$(0.64)

Shares used to compute net loss per common share:
Basic and diluted	110,529	106,707	109,506	105,334

(a) Costs and expenses include stock-based compensation as follows:
Cost of revenues	$291	$347	$1,068	$1,409
Sales and marketing	868	1,356	3,022	5,423
Research and development	2,487	2,615	8,038	7,824
General and administrative	1,703	1,868	6,058	10,951
Restructuring charges	694	135	1,189	1,091

	$6,043	$6,321	$19,375	$26,698

Palm’s fiscal periods are generally 13 weeks in length and end on a Friday. For presentation purposes, the periods are presented as ending on Feb. 28.

Palm, Inc.

Reconciliation of GAAP Items to Non-GAAP Items

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	Feb. 28, 2009	Feb. 28, 2008	Feb. 28, 2009	Feb. 28, 2008
GAAP net loss applicable to common shareholders to Non-GAAP net loss
Net loss applicable to common shareholders, as reported	$(98,027)	$(57,021)	$(648,499)	$(67,490)
Adjustments:
Stock-based compensation (a)	5,349	6,186	18,186	25,607
Amortization of intangible assets	884	969	2,650	2,892
Restructuring charges	5,692	12,305	13,515	29,054
Casualty loss	4,982	—	4,982	—
Patent acquisition cost (refund)	—	—	(1,537)	5,000
Gain on sale of land	—	—	—	(4,446)
Impairment of non-current auction rate securities	3,960	25,482	33,178	25,482
Gain on series C derivative	(20,573)	—	(20,573)	—
Accretion of series B and series C redeemable convertible preferred stocks	3,004	2,357	7,829	3,137
Income tax provision / benefit	—	(7,232)	402,551	(34,308)

Net loss, non-GAAP	$(94,729)	$(16,954)	$(187,718)	$(15,072)

Net loss per common share:
Basic and diluted, as reported	$(0.89)	$(0.53)	$(5.92)	$(0.64)
Adjustments	0.03	0.37	4.21	0.50

Basic and diluted, non-GAAP	$(0.86)	$(0.16)	$(1.71)	$(0.14)

Shares used to compute net loss per common share:
Basic and diluted	110,529	106,707	109,506	105,334

	Three Months Ended		Nine Months Ended
	Feb. 28, 2009	Feb. 28, 2008	Feb. 28, 2009	Feb. 28, 2008
GAAP net loss to EBITDA and Adjusted EBITDA
Net loss, as reported	$(95,023)	$(54,664)	$(640,670)	$(64,353)
Interest (income) expense, net	4,902	4,955	15,410	(6,538)
Taxes	646	(13,224)	406,425	(39,604)
Depreciation/amortization	7,558	9,046	24,649	27,444

EBITDA	(81,917)	(53,887)	(194,186)	(83,051)
Adjustments:
Stock-based compensation (a)	5,349	6,186	18,186	25,607
Other (income) expense, net	3,895	451	4,708	896
Restructuring charges	5,692	12,305	13,515	29,054
Casualty loss	4,982	—	4,982	—
Patent acquisition cost (refund)	—	—	(1,537)	5,000
Gain on sale of land	—	—	—	(4,446)
Impairment of non-current auction rate securities	3,960	25,482	33,178	25,482
Gain on series C derivative	(20,573)	—	(20,573)	—

Adjusted EBITDA	$(78,612)	$(9,463)	$(141,727)	$(1,458)

(a)	Stock-based compensation related to workforce reductions are included in restructuring charges.

The above non-GAAP amounts have been adjusted to eliminate stock-based compensation, amortization of intangible assets, restructuring charges, a casualty loss, patent acquisition cost (refund), a gain on sale of land, an impairment of non-current auction rate securities, a gain on a series C derivative, accretion of the series B and series C redeemable convertible preferred stocks, the non-cash net impact on the tax provision pertaining to the increase of the valuation allowance for the Company’s U.S. deferred tax assets and for the three and nine months ended Feb. 28, 2008, adjusting the related income tax provision on a non-GAAP basis to 26%.

Palm’s fiscal periods are generally 13 weeks in length and end on a Friday. For presentation purposes, the periods are presented as ending on Feb. 28.

Palm, Inc.

Condensed Consolidated Balance Sheets

(In thousands, except par value amounts)

(Unaudited)

	Feb. 28, 2009	May 31, 2008
ASSETS
Current assets:
Cash and cash equivalents	$130,767	$176,918
Short-term investments	88,604	81,830
Accounts receivable, net of allowance for doubtful accounts of $1,226 and $1,169, respectively	52,736	116,430
Inventories	15,332	67,461
Deferred income taxes	178	82,011
Series C derivative	73,983	—
Prepaids and other	11,582	15,436

Total current assets	373,182	540,086
Restricted investments	9,758	8,620
Non-current auction rate securities	9,297	29,944
Property and equipment, net	32,534	39,636
Goodwill	166,332	166,332
Intangible assets, net	51,497	61,048
Deferred income taxes	466	318,850
Other assets	13,369	15,746

Total assets	$656,435	$1,180,262

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$97,312	$161,642
Income taxes payable	1,120	1,088
Accrued restructuring	7,389	8,058
Current portion of long-term debt	4,000	4,000
Other accrued liabilities	232,622	236,558

Total current liabilities	342,443	411,346
Non-current liabilities:
Long-term debt	391,000	394,000
Non-current tax liabilities	7,094	6,127
Other non-current liabilities	180	2,098

Series B redeemable convertible preferred stock, $0.001 par value, 325 shares authorized and outstanding; aggregate liquidation value: $325,000	262,943	255,671
Series C redeemable convertible preferred stock, $0.001 par value, 100 shares authorized; 100 and 0 shares outstanding, respectively; aggregate liquidation value: $100,000 and 0, respectively	78,462	—

Stockholders’ equity (deficit):
Preferred stock, $0.001 par value, 125,000 shares authorized:
Series A: 2,000 shares authorized; none outstanding	—	—
Common stock, $0.001 par value, 2,000,000 shares authorized; outstanding: 111,063 shares and 108,369 shares, respectively	111	108
Additional paid-in capital	752,998	659,141
Accumulated deficit	(1,178,154)	(537,484)
Accumulated other comprehensive loss	(642)	(10,745)

Total stockholders’ equity (deficit)	(425,687)	111,020

Total liabilities and stockholders’ equity (deficit)	$656,435	$1,180,262

Palm’s fiscal periods are generally 13 weeks in length and end on a Friday. For presentation purposes, the periods are presented as ending on Feb. 28 and May 31.

Palm, Inc.

Condensed Consolidated Statement of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended
	Feb. 28, 2009	Feb. 28, 2008
Cash flows from operating activities:
Net loss	$(95,023)	$(54,664)
Adjustments to reconcile net loss to net cash flows from operating activities:
Depreciation	4,941	5,043
Stock-based compensation	6,043	6,321
Amortization of intangible assets	2,617	4,003
Amortization of debt issuance costs	784	787
Deferred income taxes	1,047	(10,801)
Realized loss (gain) on short-term investments	3,282	(33)
Excess tax (benefit) deficiency related to stock-based compensation	(119)	3,788
Impairment of non-current auction rate securities	3,960	25,482
Gain on series C derivative	(20,573)	—
Changes in assets and liabilities:
Accounts receivable	46,000	14,190
Inventories	13,273	8,896
Prepaids and other	8,906	2,264
Accounts payable	(37,433)	(6,997)
Income taxes payable	(1,521)	(4,989)
Accrued restructuring	(2,615)	1,978
Other accrued liabilities	(25,643)	(3,800)

Net cash used in operating activities	$(92,074)	$(8,532)

Cash flows from investing activities:
Purchase of property and equipment	(4,288)	(5,799)
Purchase of brand name intangible	—	(1,500)
Purchase of short-term investments	(61,448)	(115,619)
Sale of short-term investments	51,711	254,504
Purchase of restricted investments	(2,000)	—
Sale of restricted investments	148	166
Principal received from investment in non-current auction rate securities	—	250

Net cash provided by (used in) investing activities	$(15,877)	$132,002

Cash flows from financing activities:
Proceeds from issuance of common stock; employee stock plans	1,262	822
Proceeds (costs) from issuance of series B redeemable convertible preferred stock, net	—	(26)
Proceeds from issuance of series C units, net	99,204	—
Excess tax benefit (deficiency) related to stock-based compensation	119	(3,788)
Proceeds from issuance of debt, net	—	(23)
Repayment of debt	(5,642)	(1,272)
Cash distribution to stockholders	(135)	(158)

Net cash provided by (used in) financing activities	$94,808	$(4,445)

Effects of exchange rate changes on cash and cash equivalents	305	—
Change in cash and cash equivalents	(12,838)	119,025
Cash and cash equivalents, beginning of period	143,605	143,671

Cash and cash equivalents, end of period	$130,767	$262,696

Other cash flow information:
Cash paid for taxes	$1,151	$2,754

Cash paid for interest	$9,865	$8,742

Non-cash investing and financing activities:
Series C derivative	$53,409	—

Warrants recorded in connection with issuance of series C units	$21,966	—

Palm’s fiscal periods are generally 13 weeks in length and end on a Friday. For presentation purposes, the periods are presented as ending on Feb. 28.